SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OF 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 23, 2006

Sunrise Telecom Incorporated
(Exact name of registrant as specified in its charter)

Delaware	000-17781	77-0181864
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302 Enzo Drive, San Jose, California	95138
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code  (408) 363-8000

Not Applicable
(Former name or former address if changed since last report)

Item 2.02 Results of Operations and Financial Condition

On February 23, 2006, Sunrise Telecom Incorporated (the "Company") issued a press release regarding its preliminary unaudited financial results for the quarter ended December 31, 2005. A copy of this press release is attached as Exhibit 99.1 to this report, and is incorporated herein by reference. The Company is making forward-looking statements, including sales expectations and estimates for the first quarter of 2006, growth opportunities for product sales during the first quarter of and full year 2006, and the goal of improvement in net income, cash and short-term investments and optimizing performance of assets and trimming unnecessary expenditures for 2006, in the press release.

In accordance with General Instruction B.2, the information in this Current Report on Form 8-K, including exhibit 99.1, shall be deemed "furnished", not "filed", for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Sunrise Telecom Incorporated provides non-GAAP results of operations in the attached press release as supplemental information about its operating results as a supplemental measure of financial performance. These results are not in accordance with or an alternative to GAAP and may be different than non-GAAP measures used by other companies. These measures have limitations as analytical tools. They should not be considered in isolation, as an alternative to, or more meaningful than financial measures calculated and reported in accordance with U.S. GAAP. The non-GAAP results of operations eliminate certain non-cash items of expenses and losses from cost of goods sold, operating expenses, and income tax expense. Sunrise Telecom’s management utilizes these non-GAAP measures to evaluate the performance of the Company on an ongoing basis net of costs not believed to be reflective of period performance. Management believes that these non-GAAP financial measures provide investors a useful supplement to evaluate the operational and financial performance and trends of Sunrise Telecom’s business for the periods presented, and provides additional information to investors to assess changes between periods that better reflect our ongoing operations. Sunrise Telecom discloses this information along with a reconciliation of the non-GAAP financial measures to the comparable GAAP measures in order to allow investors to evaluate the details and general nature of the adjustments made to the GAAP financial measures.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNRISE TELECOM INCORPORATED (Registrant)

Date: February 23, 2006	By:	/s/ RICHARD D. KENT
Richard D. Kent Chief Financial Officer

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EXHIBIT INDEX

Number	Description

99.1	Press Release issued by the Company on February 23, 2006 announcing financial results for the three months December 31, 2005.

4

At Sunrise Telecom Incorporated
Richard D. Kent                                                                                                  Kate Sidorovich
Chief Financial Officer                                                                                         Investor Relations
(408) 363-8000                                                                                                  415-445-3236

SUNRISE TELECOM REPORTS PRELIMINARY UNAUDITED RESULTS OF
$21.7 MILLION SALES FOR FOURTH QUARTER OF 2005
•	11% sales growth for the year
•	Fourth Quarter GAAP loss per share of $(0.01)

SAN JOSE, CA, February 23, 2006 - Sunrise Telecom Incorporated (Pinksheets: SRTI.PK), a leading provider of service verification equipment for telecommunications, cable broadband and Internet networks, today reported sales for the fourth quarter of 2005 of $21.7 million, compared with $16.8 million in the third quarter of 2005 and $20.1 million in the fourth quarter of 2004. GAAP net loss per share was $(0.01), compared with a GAAP net loss of $(0.03) per share in the third quarter and with a GAAP net income of $0.02 per share for the fourth quarter of 2004. On a non-GAAP basis, fourth quarter results were break-even with net income of $0.00 per share. Backlog at quarter-end was $7.6 million, compared with $7.5 million at the end of the third quarter of 2005 and $5.3 million at the end of the fourth quarter of 2004.

Sales for the fiscal year 2005 were $68.5 million, up 11% from $61.7 million for 2004. GAAP net loss per share for 2005 was $(0.19) compared with GAAP net loss per share of $(0.15) in 2004. Excluding amortization of acquisition-related intangible assets, stock-based compensation expense, and establishment of a valuation allowance on deferred tax assets during 2004, all of which are non-cash expenses, non-GAAP net loss in 2005 was $(0.17) per share, compared to non-GAAP net income of $0.03 for 2004. Refer to the "Reconciliation of Non-GAAP Adjustments" in the financial tables section of this release for a detailed presentation of the differences between GAAP and non-GAAP financial measures.

Sunrise Telecom President and CEO, Paul Marshall, said, “The fourth quarter revenues were driven by a growing demand for our products supporting carrier FTTx initiatives, as well as a strong performance of Sunrise’s international direct sales offices. The market is at the very early stages of the FTTx deployment cycle, and we anticipate further acceleration of orders for our products targeting these applications. Our outlook is supported by a strong backlog entering 2006.”

Wireline

The wireline access revenues were nearly flat sequentially at $6.5 million in the fourth quarter of 2005 as compared to $6.3 million in the third quarter of 2005. Demand was strong for the MTT product line with ADSL 2+ and Fast Ethernet modules leading the way. Showing strong growth during the quarter with strength for next year was the company’s new VDSL module on a handheld platform used to troubleshoot Fiber-to-the-Node architectures. In addition, during the fourth quarter Sunrise won a contract with a Tier-One carrier in France to equip its entire field force with DSL-testing equipment.

Fiber Optics

The fiber optics group had a very strong quarter, at $8.1 million, growing 105% sequentially and 67% year-over-year. Continued traction of Sunrise’s modular testing platform for metro networks, STT, was one of the key factors behind this group’s performance. A hybrid Ethernet/SONET module on the STT platform, which is a recent addition to the group’s product portfolio, generated a lot of interest among major carriers worldwide. Specifically, orders from Deutsche Telecom, which standardized on that module in 2005, were a significant contributor to the fourth quarter revenues.

Broadband Cable Business

Broadband sales were relatively flat sequentially at $5 million for the fourth quarter of 2005, as compared to $4.9 million for the third quarter of 2005. Orders from Verizon, for which Sunrise is a sole supplier for video-over-IP testing equipment, represented a significant portion of this group’s backlog at the year-end. Shipments of CM750 handhelds are expected to grow throughout fiscal year 2006 as Verizon accelerates deployments under its project FiOS.

Protocol

Protocol group sales grew in excess of 24% sequentially between the third and fourth quarters of 2005. During the fourth quarter, Sunrise made follow-on shipments of its wireless protocol testing system, 3GMaster, to Telecom Italia Mobile and other major European carriers. In addition, Sunrise’s direct sales office in Germany won a five-year contract to provide the Traffic Analysis and Monitoring System (TAMS) to O2 Germany, one of Europe's leading providers of mobile communications services.

Investigation Update

On November 7, 2005, the Company announced an investigation by its Audit Committee into certain transactions and issues involving the sales office in Korea. This ongoing special investigation now includes review of business practices in other sales offices or regions. The Company expects to file its Form10-Q for the third quarter of 2005 and Form10-K for the year ended December 31, 2005 as soon as possible following the completion of the investigation. Costs charged to expense through December 31, 2005 for this special investigation were $1.5 million, and expenses continue to accrue as the investigation proceeds. It is not known when the Audit Committee will complete its investigation.

Financial Results Summary

(In thousands, except per share and percentage data, unaudited)

	For the Three Months Ended			For the Twelve Months Ended
	December 31, 2005	September 30, 2005	December 31, 2004	December 31, 2005	December 31, 2004

GAAP Financial Results:

Net sales	$21,683	$16,784	$20,139	$68,514	$61,669
Income (loss) from operations	$(365)	$(1,525)	$937	$(9,923)	$(349)
Net income (loss)	$(373)	$(1,315)	$933	$(9,718)	$(7,695)
Diluted EPS	$(0.01)	$(0.03)	$0.02	$(0.19)	$(0.15)
Shares outstanding (diluted)	51,233	51,068	51,312	51,006	50,426
Gross profit percentage	68%	67%	67%	66%	70%

Non-GAAP Financial Results:

Income (loss) from operations	$(42)	$(1,112)	$1,489	$(8,160)	$2,882
Net income (loss)	$(179)	$(1,067)	$1,265	$(8,660)	$1,593
Diluted EPS	$0.00	$(0.02)	$0.02	$(0.17)	$0.03
Shares outstanding (diluted)	51,233	51,068	51,312	51,006	51,291

Backlog, at end of quarter	$7,578	$7,538	$5,294	7,578	$5,294

Refer to the “Reconciliation of GAAP to Non-GAAP Financial Measures” in the financial tables section of this release for a reconciliation of the non-GAAP financial measures to the most comparable GAAP financial measures.

Fourth Quarter Financial Highlights

In the fourth quarter of 2005, Sunrise Telecom recorded gross margin of 68% of sales, in line with the 67% gross margin realized during both the third quarter of 2005 and the fourth quarter of 2004.

GAAP loss from operations was ($0.4) million in the fourth quarter of 2005, compared with GAAP loss from operations of ($1.5) million in the third quarter of 2005 and GAAP income from operations of $0.9 million in the fourth quarter of 2004. Fourth quarter results were impacted by approximately $1.5 million in expenses supporting the special investigation of Sunrise Korea, or $0.03 per share. As expected, Sunrise did not incur any material costs in the fourth quarter of 2005 associated with the Acterna patent litigation, which was settled during the third quarter of 2005.

Outlook

Added Paul Marshall, “Our first quarter is typically seasonally weak, and we expect our sales to be in the range of $14 to $17 million. Although this represents a sequential decline, it does provide for a strong year-over-year growth as compared to $11.7 million in revenue for the first quarter of 2005. Also, although our end of year backlog was strong, we do not expect to ship nearly half of it until the second quarter, as we spend the first quarter preparing some special features for a large Q4 order. We see several positive catalysts for our business this year, including aggressive deployments of VoIP services by cable operators, accelerating FTTx roll-outs by telecom providers and the proliferation of Ethernet over SONET. We also expect to continue benefiting from several major contract wins announced over the past few months, including the standardizations of Verizon, Deutsche Telecom, O2 Germany and Bellsouth on a variety of our platforms. Finally, in 2006 I will seek to optimize the performance of our assets and trim unnecessary expenditures. With those actions our net income, cash, and short-term investments should fare better this year than in 2005 and better mirror the success of our top line.”

About Sunrise Telecom Incorporated

Sunrise Telecom develops and manufactures communications test and measurement solutions that enable service providers to deliver high-quality voice, video, data and next-generation digital multimedia services quickly, reliably, and cost-effectively, thus improving their customers’ overall satisfaction. The company offers a robust portfolio of feature-rich, easy-to-use products that pre-qualify, verify, and diagnose telecommunications, cable TV, and Internet networks from a variety of access points including wireline, DSL, optical fiber, coaxial cable, and signaling networks. Based in San Jose, California, Sunrise Telecom distributes its products through a direct sales force and a network of sales representatives and distributors throughout Asia, Europe, the Middle East, Africa, North America, and Latin America. For more information, visit www.sunrisetelecom.com.

Sunrise Telecom is a registered trademark of Sunrise Telecom Incorporated. All other trademarks mentioned in this document are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements, including sales expectations and estimates for the first quarter of 2006, and the ability to generate growth and deliver value to stockholders, within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are made pursuant to safe harbor provisions and are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Specific factors that may cause results to differ include the following: a lack of acceptance or slower than anticipated acceptance for Sunrise Telecom’s new or enhanced products and modules; slower than anticipated product development or introduction into the marketplace; unanticipated delays in product delivery schedules; lower than anticipated end-user demand for telecommunications services and a corresponding cutback in spending by customers; increased competitive pressures; rapid technological change within the telecommunications industry; Sunrise Telecom’s dependence on a limited number of major customers; Sunrise Telecom’s dependence on limited source suppliers; deferred or lost sales resulting from order cancellations or order changes; deferred or lost sales resulting from Sunrise Telecom’s lengthy sales cycle; unanticipated difficulties associated with international operations; Sunrise Telecom’s ability to manage growth and slowdowns; the uncertain impact of the cost cutting measures Sunrise Telecom has taken to date and those that Sunrise Telecom may take in the future; diversion of management attention and increased costs associated with securities regulation compliance; the unknown effects of management changes; the loss of key personnel; and the impact of the ongoing special investigation being currently conducted by the Audit Committee of the Board of Directors, the uncertainty as to any findings that may result from that investigation and the completion date. These risks and uncertainties are described in more detail in Sunrise Telecom’s reports filed with the Securities and Exchange Commission, including, but not limited to, its Form 10-K for the year ended December 31, 2004 and its Forms 10-Q for the quarters ended March 31, 2005 and June 30, 2005. Sunrise Telecom assumes no obligation to update the forward-looking statements included in this press release.

-Financial Tables Following-

SUNRISE TELECOM INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data, unaudited)

	December 31, 2005	December 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$18,324	$17,758
Short-term investments	6,632	16,113
Accounts receivable, net of allowance of $428 and $799 as of December 31, 2005 and 2004 respectively	17,724	15,111
Inventories	13,629	13,265
Prepaid expenses and other assets	1,185	1,305
Deferred tax assets	409	303
Total current assets	57,903	63,855

Property and equipment, net	26,681	27,176
Restricted cash	17	305
Marketable securities	818	1,433
Goodwill	12,493	12,729
Intangible assets, net	1,564	3,249
Deferred tax assets	40	7
Other assets	888	738
Total assets	$100,404	$109,492

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings and current portion of notes payable	$243	$223
Accounts payable	2,446	2,190
Other accrued expenses	11,677	8,788
Income taxes payable	1,561	1,629
Deferred revenue	842	459
Total current liabilities	16,769	13,289

Notes payable, less current portion	602	882
Deferred revenue	9	129
Other liabilities	—	2

Stockholders’ equity:
Common stock, $0.001 par value per share; 175,000,000 shares authorized; 53,100,937 and 52,454,531 shares issued as of December 31, 2005 and 2004, respectively; 51,349,058 and 50,702,652 shares outstanding as of December 31, 2005 and 2004, respectively	51	51
Additional paid-in capital	70,973	69,993
Retained earnings	10,836	23,092
Accumulated other comprehensive income	1,164	2,054
Total stockholders’ equity	83,024	95,190
Total liabilities and stockholders’ equity	$100,404	$109,492

SUNRISE TELECOM INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data, unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2005	2004	2005	2004

Net sales	$21,683	$20,139	$68,514	$61,669
Cost of sales	7,033	6,571	23,357	18,367
Gross profit	14,650	13,568	45,157	43,302

Operating expenses:
Research and development	4,923	4,613	18,382	16,150
Selling and marketing	6,241	5,207	23,444	17,632
General and administrative	3,851	2,811	14,754	9,869
Legal settlement	—	—	(1,500)	—
Total operating expenses	15,015	12,631	55,080	43,651

Income (loss) from operations	(365)	937	(9,923)	(349)
Other income, net	72	267	561	899

Income (loss) before income tax- expense	(293)	1,204	(9,362)	550
Income tax expense	80	271	356	8,245

Net income (loss)	$(373)	$933	$(9,718)	$(7,695)

Income (loss) per share:
Basic	$(0.01)	$0.02	$(0.19)	$(0.15)
Diluted	$(0.01)	$0.02	$(0.19)	$(0.15)

Shares used in per share computation:
Basic	51,233	50,606	51,006	50,426
Diluted	51,233	51,312	51,006	50,426

SUNRISE TELECOM INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Year Ended December 31,
	2005	2004
Cash flows from operating activities:
Cash received from customers	$65,766	$59,860
Cash paid to suppliers and employees	(71,582)	(62,612)
Income taxes refunded (paid)	(403)	596
Interest and other receipts, net	2,231	614
Net cash used in operating activities	(3,988)	(1,542)

Cash flows from investing activities:
Sales of short-term investments, net	16,300	20,693
Purchases of short-term investments, net	(6,819)	(20,000)
Sales of marketable securities, net	4	794
Capital expenditures	(3,283)	(3,945)
Net cash provided by (used in) investing activities	6,202	(2,458)

Cash flows from financing activities:
Decrease (increase) in restricted cash	288	(199)
Proceeds from notes payable	64	161
Payments on notes payable	(194)	(251)
Dividends paid	(2,538)	(2,507)
Net proceeds from issuance of common stock	711	663
Proceeds from exercise of stock options	269	232
Net cash used in financing activities	(1,400)	(1,901)

Effect of exchange rate changes on cash and cash equivalents	(249)	580
Net increase (decrease) in cash and cash equivalents	565	(5,321)

Cash and cash equivalents at the beginning of the year	17,759	23,079
Cash and cash equivalents at the end of the year	$18,324	$17,758

SUNRISE TELECOM INCORPORATED
NET SALES DETAILS
(In thousands, unaudited)

	Three Months Ended
	December 31,		September 30,		December 31,
	2005		2005		2004
By Product:
Wireline access	$6,474	30%	$6,274	37%	$7,770	39%
Cable broadband	4,995	23%	4,878	29%	4,666	23%
Fiber optics	8,129	37%	3,956	24%	4,873	24%
Protocol	2,085	10%	1,676	10%	2,830	14%
	$21,683		$16,784		$20,139

	Three Months Ended
	December 31,		September 30,		December 31,
	2005		2005		2004
By Region:
North America (United States and Canada)	$11,003	51%	$9,355	56%	$10,782	54%
Asia Pacific	3,471	16%	3,678	22%	3,076	15%
Europe/Africa/Middle East	6,569	30%	3,424	20%	5,616	28%
Latin America	640	3%	327	2%	665	3%
	$21,683		$16,784		$20,139

SUNRISE TELECOM INCORPORATED
RECONCILIATON OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data, unaudited)

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Sunrise Telecom Incorporated provides non-GAAP results of operations as supplemental information about its operating results as a supplemental measure of financial performance. These results are not in accordance with or an alternative to GAAP and may be different than non-GAAP measures used by other companies. These measures have limitations as analytical tools. They should not be considered in isolation, as an alternative to, or more meaningful than financial measures calculated and reported in accordance with U.S. GAAP.  The non-GAAP results of operations eliminate certain non-cash items of expenses and losses from cost of goods sold, operating expenses, and income tax expense. Sunrise Telecom’s management utilizes these non-GAAP measures to evaluate the performance of the Company on an ongoing basis net of costs not believed to be reflective of period performance. Management believes that these non-GAAP financial measures provide investors a useful supplement to evaluate the operational and financial performance and trends of Sunrise Telecom’s business for the periods presented, and provides additional information to investors to assess changes between periods that better reflect our ongoing operations. Sunrise Telecom discloses this information along with the following reconciliation of the non-GAAP financial measures to the comparable GAAP measures. This allows investors to evaluate the details and general nature of the adjustments made to the GAAP financial measures.

	Three Months Ended			Year Ended
	December 31, 2005	September 30, 2005	December 31, 2004	December 31, 2005	December 31, 2004

Income (loss) from operations - GAAP	$(365)	$(1,525)	$937	$(9,923)	$(349)

Adjustments:
Amortization of acquisition-related intangible assets	323	413	552	1,763	2,695
Stock-based compensation expense	—	—	—	—	266

Income (loss) from operations - Non-GAAP	$(42)	$(1,112)	$1,489	$(8,160)	$2,882

(Continued on following page)

SUNRISE TELECOM INCORPORATED
RECONCILIATON OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data, unaudited)

(Continued from previous page)

	Three Months Ended			Year Ended
	December 31, 2005	September 30, 2005	December 31, 2004	December 31, 2005	December 31, 2004

Net income (loss) - GAAP	$(373)	$(1,315)	$933	$(9,718)	$(7,695)

Adjustments:
Amortization of acquisition-related intangible assets, net of tax	194	248	332	1,058	1,779
Stock-based compensation expense, net of tax	—	—	—	—	160
Charge for valuation allowance on deferred tax assets	—	—	—	—	7,349

Net income (loss) - Non-GAAP	$(179)	$(1,067)	$1,265	$(8,660)	$1,593

Earnings (loss) per share:
Basic - GAAP	$(0.01)	$(0.03)	$0.02	$(0.19)	$(0.15)
Basic - Non-GAAP	$0.00	$(0.02)	$0.02	$(0.17)	$0.03
Diluted - GAAP	$(0.01)	$(0.03)	$0.02	$(0.19)	$(0.15)
Diluted - Non-GAAP	$0.00	$(0.02)	$0.02	$(0.17)	$0.03

Shares used in computing earnings (loss) per share:
Basic - GAAP	51,233	51,068	50,606	51,006	50,426
Basic - Non-GAAP	51,233	51,068	50,606	51,006	50,426
Diluted - GAAP	51,233	51,068	51,312	51,006	50,426
Diluted - Non-GAAP	51,233	51,068	51,312	51,006	51,291

SUNRISE TELECOM INCORPORATED
SUMMARY OF CERTAIN NONCASH EXPENSES
(In thousands, unaudited)

The following expenses are included in the applicable lines of Sunrise Telecom Incorporated’s Condensed Consolidated Statements of Operations, as required by GAAP.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2005	2004	2005	2004

Amortization of deferred stock-based compensation:
Included in cost of sales	$—	$—	$—	$40
Included in research and development	—	—	—	84
Included in selling and marketing	—	—	—	89
Included in general and administrative	—	—	—	53
	$—	$—	$—	$266

Amortization of acquisition-related intangible assets included in general and administrative	$323	$552	$1,763	$2,665

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